UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 6, 2008
(Date of earliest event reported)

SENSATA TECHNOLOGIES B.V.
(Exact name of registrant as specified in its charter)

The Netherlands	000-1381272	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo The Netherlands	Not applicable
(Address of principal executive offices)	(Zip Code)

31-546-879-555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 27, 2007 (the “Effective Date”), the Company entered into a senior subordinated term loan agreement (the “Loan Agreement”) by and among the Company, Sensata Technologies Finance Company, LLC (together with the Company, the “Borrowers”), the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Banc of America Bridge LLC, as Syndication Agent, Morgan Stanley Senior Funding, Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners, L.P., as Joint Lead Arrangers and Joint Bookrunners, and Goldman Sachs Credit Partners L.P., as Documentation Agent.

The Loan Agreement was for borrowings in the aggregate principal amount of €141,000,000 (the “Loans”). The Company used proceeds from the Loans, together with available cash, to complete the acquisition of Airpax Holdings, Inc. The Loans bear interest at a per annum rate equal to EURIBOR plus the applicable margin. The applicable margin on the Effective Date was 4.50%, and increased by 0.50% commencing on the date that is six months following the Effective Date and on each three-month anniversary of such date thereafter; provided, that the interest rate on the Loans shall not exceed 10.50% per annum. The maturity date of the Loans is October 27, 2013. The Loans are guaranteed by certain subsidiaries of the Company.

The terms of the Loan Agreement are such that the Borrowers are able to make prepayments of the Loans, in whole or in part, without premium or penalty upon proper notice to the Administrative Agent. The Loans may be accelerated upon customary events of default (including upon the occurrence of a change of control of the Company). The Loan Agreement contains covenants and representations and warranties that the Company considers customary for an agreement of this type.

On June 6, 2008, the Borrowers agreed to be bound by a Notice of Securities Demand, dated June 2, 2008 (the “Demand”), received from the above-referenced lenders whereby the Borrowers are requested to issue debt securities to refinance the Loans. The debt securities to be issued pursuant to the Demand shall be issued in Euros, contain terms and conditions substantially similar to those in the Loan Agreement, and bear interest at a rate equal to 11.25% per annum.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 above is incorporated herein by this reference.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(d)      Exhibits

Exhibit No.	Description
10.32	Notice of Securities Demand, dated June 2, 2008.
99.1	Press Release issued by Sensata Technologies B.V., dated June 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES B.V.
(Registrant)

Date: June 6, 2008	By:	/s/ Jeffrey Cote
Jeffrey Cote
Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description
10.32	Notice of Securities Demand, dated June 2, 2008.
99.1	Press Release issued by Sensata Technologies B.V., dated June 6, 2008.